Exhibit 99.1

Contacts:

Alnylam Pharmaceuticals, Inc.

Cynthia Clayton
Vice President, Investor Relations and
Corporate Communications
617-551-8207

Amanda Sellers (Media)

Spectrum

202-955-6222 x2597

Alnylam Provides Key 2012 Goals for RNAi Therapeutics Pipeline

– Focuses Near-Term ‘Alnylam 5x15’ Efforts on Highest Value Opportunities in

Transthyretin-Mediated Amyloidosis and Hemophilia

with Accelerated Clinical Development –

– Aims to Advance Additional Pipeline Programs

with Existing Alliances and New Partnerships –

– Increases Guidance to End 2011 with Approximately $260M in Cash –

Cambridge, Mass., January 8, 2012 –Alnylam Pharmaceuticals, Inc. (Nasdaq: ALNY), a leading RNAi therapeutics company, announced today its key “Alnylam 5x15” and partner program goals for 2012.

“The last 12 months represent a remarkable period of clinical accomplishments for Alnylam’s pipeline efforts where we demonstrated RNAi proof of mechanism in biopsy samples from our ALN-VSP liver cancer program, showed clear human proof of concept in patients with robust silencing of a disease gene in our ALN-TTR program, and documented first-ever clinical efficacy for RNAi therapeutics in our ALN-PCS program. Indeed, we believe these achievements greatly strengthen our ‘Alnylam 5x15’ product strategy, and we are more confident than ever in our ability to harness the RNAi pathway for the development of high impact, innovative medicines,” said John Maraganore, Ph.D., Chief Executive Officer of Alnylam. “As we effect our transformation from a platform company to a product company, now is the time to focus our near-term efforts on what we believe to be our highest value opportunities with accelerated clinical development plans. Specifically, we aim to maximally apply Alnylam resources to our programs in transthyretin-mediated amyloidosis and hemophilia, while advancing our other multiple pipeline programs through existing alliances and new partnerships.”

“Alnylam 5x15” Product Strategy Goals

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Accelerate Clinical Development of ALN-TTR Program. Alnylam aims to accelerate advancement of its ALN-TTR program, which targets the transthyretin (TTR) gene for the treatment of transthyretin-mediated amyloidosis (ATTR).

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Alnylam expects ALN-TTR02 to be the ‘go-to-market’ drug candidate for the company’s ATTR program; ALN-TTR02 is comprised of an siRNA formulated in a proprietary second generation lipid nanoparticle (LNP). The company recently filed a Clinical Trial Application (CTA) for ALN-TTR02 to conduct a Phase I trial in the U.K. as a randomized, single-blind, single-ascending dose study, enrolling up to 32 healthy volunteer subjects. The primary objective of the study is to evaluate the safety and tolerability of a single dose of ALN-TTR02, with subjects being enrolled into five sequential dose cohorts ranging from 0.01 to 0.50 mg/kg. Secondary objectives include assessment of clinical activity of ALN-TTR02 as measured by serum TTR levels. Alnylam plans to begin enrollment of this clinical trial in the first half of 2012 and expects to report data in the third quarter of 2012. In addition, Alnylam plans to start a Phase II multi-dose study of ALN-TTR02 in ATTR patients in the second half of 2012 and, assuming positive results, expects to start a pivotal trial for ALN-TTR02 in 2013.

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Alnylam also plans to advance ALN-TTRsc, which utilizes a GalNAc-conjugate delivery approach and subcutaneous dose administration. Pre-clinical studies have shown that once weekly dosing with ALN-TTRsc enables robust and sustained silencing of TTR over a multi-week period. Alnylam plans to file an investigational new drug (IND) application for ALN-TTRsc in the second half of 2012, with data expected in the first half of 2013. Alnylam believes that ALN-TTRsc represents an attractive opportunity for product differentiation in the ATTR clinical setting.

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Finally, Alnylam intends to complete its ongoing ALN-TTR01 Phase I study in the first quarter of 2012 and report final data in the first half of 2012. Previously, Alnylam reported positive preliminary results from the study, showing that ALN-TTR01 treatment was generally safe and well tolerated and resulted in a statistically significant lowering of TTR serum levels in ATTR patients. ALN-TTR01 is comprised of an siRNA formulated in a first generation LNP.

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Advance ALN-APC Program for Hemophilia into Clinical Studies. ALN-APC is an RNAi therapeutic targeting protein C, a genetically defined target, for the treatment of hemophilia. By reducing levels of protein C, a natural anticoagulant protein, ALN-APC is intended to act by increasing thrombin generation and reducing the frequency of bleeding in hemophilia patients, including those more severe patients with inhibitors against their replacement factors. Alnylam is exploring both systemically delivered LNP and subcutaneously delivered GalNAc-conjugate approaches for ALN-APC with the goal of selecting the clinical candidate in the first half of 2012. Alnylam plans to advance its ALN-APC program toward the clinic with a goal of initiating a Phase I clinical trial in the first half of 2013 with data expected in the second half of 2013.

“We believe that ALN-TTR, our lead ‘Alnylam 5x15’ program, has the potential to become the leading innovative medicine for the treatment of transthyretin-mediated amyloidosis. In 2012, we aim to advance ALN-TTR02 through an initial Phase I study and then into the start of a Phase II study in ATTR patients, positioning our program for the start of pivotal trials in 2013. Further, we also intend to advance our subcutaneous TTR program, ALN-TTRsc, with an IND filing this year, as we view this program as a differentiated opportunity for additional applications in the ATTR disease setting,” said Barry Greene, President and Chief Operating Officer of Alnylam. “We also view our ALN-APC hemophilia program as an exciting opportunity to fundamentally change the management of this genetic disease where new approaches for patients are greatly needed. Clinical data showing a markedly reduced bleeding phenotype in hemophilia patients who have co-inherited pro-thrombotic gene mutations greatly support our enthusiasm for this program.1 Accordingly, we aim to advance both lipid nanoparticle and conjugate versions of ALN-APC toward final candidate selection, with an IND filing targeted in 2013. Thereafter, we expect this program to advance rapidly toward pivotal trials.”

•	Advance Additional “Alnylam 5x15” Pipeline Programs with Partnerships.

•

ALN-PCS is a systemically delivered RNAi therapeutic targeting proprotein convertase subtilisin/kexin type 9 (PCSK9) for the treatment of severe hypercholesterolemia. Recently, Alnylam reported positive preliminary results from a Phase I study of ALN-PCS showing safety and tolerability as well as potent, robust, and statistically significant knockdown of PCSK9 plasma levels and reductions in low-density lipoprotein cholesterol (LDL-C) levels. The Phase I study is ongoing with planned dose escalation and Alnylam expects to report additional data in the first half of 2012. Alnylam plans to partner its ALN-PCS program prior to initiating a Phase II study.

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ALN-HPN is a systemically delivered RNAi therapeutic targeting the hepcidin pathway via transferrin receptor subtype 2 (TFR2) for the treatment of refractory anemia. At the recent American Society of Hematology (ASH) meeting, new pre-clinical data on ALN-HPN were presented documenting TFR2 as the ideal target for hepcidin pathway antagonism and demonstrating efficacy in anemia models. Alnylam plans to partner its ALN-HPN program prior to initiating a Phase I study.

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Alnylam announces today that it has designated ALN-TMP as its fifth “Alnylam 5x15” program. ALN-TMP comprises a systemically delivered RNAi therapeutic targeting transmembrane protease, serine 6 (Tmprss6) for the treatment of hemoglobinopathies, including beta-thalassemia and sickle cell anemia. Hemoglobinopathies are associated with chronic anemia, extra-medullary hematopoiesis, and iron overload. Tmprss6, a genetically validated target expressed on hepatocytes, functions by cleaving hemojuvelin, resulting in elevated hepcidin levels and restricted iron mobilization. As presented at the recent ASH meeting, pre-clinical animal model studies with ALN-TMP have demonstrated corrective effects on iron overload in addition to broader disease modifying effects including improvements in hemoglobin levels and spleen histopathology. Alnylam plans to partner this program prior to conducting a Phase I clinical study.

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Alnylam also expects to seek partners to advance additional “Alnylam 5x15” candidate programs for development. These include programs focused on erythropoiesis, alpha-1-antitrypsin deficiency-associated liver disease, severe hypertriglyceridemia, and acute intermittent porphyria.

“While we focus Alnylam resources on our ALN-TTR and ALN-APC programs, we will also advance additional ‘Alnylam 5x15’ and partner programs through existing alliances and new partnerships that we aim to form in 2012 and beyond. In this regard, we believe our recent clinical successes greatly strengthen the attractiveness of many of our programs for partnership,”

[1]	Kurnik et al., Hematologica, 2007

said Laurence Reid, Ph.D., Senior Vice President and Chief Business Officer of Alnylam. “We are also pleased to announce today the designation of our fifth ‘Alnylam 5x15’ program, ALN-TMP, an RNAi therapeutic targeting Tmprss6 for the treatment of hemoglobinopathies. Based on its performance in pre-clinical models, we believe that ALN-TMP could become a disease modifying therapy for both beta-thalassemia and sickle cell anemia, areas of enormous unmet medical need. Along with other programs, we will look to advance this new program with a new partnership.”

Partner Program Goals

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Complete Phase IIb Clinical Trial for ALN-RSV01 for Treatment of Respiratory Syncytial Virus. Alnylam recently completed patient enrollment in its Phase IIb study with ALN-RSV01, an RNAi therapeutic for the treatment of respiratory syncytial virus (RSV) infection, and expects to report results in mid-2012. The Phase IIb trial was designed as a multi-center, randomized, double-blind, placebo-controlled study in RSV-infected lung transplant patients. The ALN-RSV program is partnered with Kyowa Hakko Kirin Co., Ltd. in Asia and Cubist Pharmaceuticals, Inc. worldwide except Asia.

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Seek Partner for ALN-VSP for Treatment of Liver Cancers. ALN-VSP is a systemically delivered RNAi therapeutic targeting both vascular endothelial growth factor (VEGF) and kinesin spindle protein (KSP) for the treatment of liver cancers. Data from a Phase I study showed that ALN-VSP was generally well tolerated, demonstrated evidence for anti-tumor activity, and was found to mediate RNAi activity in both hepatic and extra-hepatic tumors. Currently three patients with disease control, including an endometrial cancer patient that has now been on drug for over 18 months, continue to receive ALN-VSP under the extension protocol. Alnylam plans to partner its ALN-VSP program for the treatment of liver cancers prior to initiating a Phase II clinical study.

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Advance ALN-HTT for Treatment of Huntington’s Disease Towards the Clinic. Alnylam continues to advance ALN-HTT, an RNAi therapeutic drug-device combination being developed in collaboration with Medtronic, Inc. and CHDI, for the treatment of Huntington’s disease. The company expects to file an IND and advance ALN-HTT into clinical trials in the second half of 2012.

Additional Business Goals

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Form Additional Partnerships. Alnylam expects to form additional partnerships in 2012 related to its “Alnylam 5x15” and partner-based programs. Further, the company aims to form additional partnerships related to non-therapeutic applications of RNAi technology including Alnylam Biotherapeutics and its VaxiRNATM platform.

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Maximize Value Creation in Regulus Therapeutics. Alnylam continues to maintain a significant equity position in Regulus Therapeutics, Inc., a leading microRNA therapeutics company formed in 2007 by Alnylam and Isis Pharmaceuticals, Inc. The company expects continued value creation from Regulus’ microRNA therapeutics programs and partnership efforts.

“Alnylam’s solid cash position, combined with our more concentrated efforts in 2012 and an increase in partnership-based program advancement, ensure that our investments in 2012 will be focused on the highest value-creating activities that we believe exist within our ‘5x15’ initiative,” said Michael Mason, Vice President, Finance and Treasurer of Alnylam. “Today, we

are increasing our guidance to end 2011 with approximately $260 million in cash. We will provide financial guidance for 2012 in connection with our 2011 financial results announcement in February.”

About RNA Interference (RNAi)

RNAi (RNA interference) is a revolution in biology, representing a breakthrough in understanding how genes are turned on and off in cells, and a completely new approach to drug discovery and development. Its discovery has been heralded as “a major scientific breakthrough that happens once every decade or so,” and represents one of the most promising and rapidly advancing frontiers in biology and drug discovery today which was awarded the 2006 Nobel Prize for Physiology or Medicine. RNAi is a natural process of gene silencing that occurs in organisms ranging from plants to mammals. By harnessing the natural biological process of RNAi occurring in our cells, the creation of a major new class of medicines, known as RNAi therapeutics, is on the horizon. Small interfering RNAs (siRNAs), the molecules that mediate RNAi and comprise Alnylam’s RNAi therapeutic platform, target the cause of diseases by potently silencing specific mRNAs, thereby preventing disease-causing proteins from being made. RNAi therapeutics have the potential to treat disease and help patients in a fundamentally new way.

About “Alnylam 5x15™”

The “Alnylam 5x15” strategy, launched in January 2011, establishes a path for development and commercialization of novel RNAi therapeutics to address genetically defined diseases with high unmet medical need. Products arising from this initiative share several key characteristics including: a genetically defined target and disease; the potential to have a major impact in a high unmet need population; the ability to leverage the existing Alnylam RNAi delivery platform; the opportunity to monitor an early biomarker in Phase I clinical trials for human proof of concept; and the existence of clinically relevant endpoints for the filing of a new drug application (NDA) with a focused patient database and possible accelerated paths for commercialization. By the end of 2015, the company expects to have five such RNAi therapeutic programs in clinical development, including programs in advanced stages, on its own or with a partner. The “Alnylam 5x15” programs include ALN-TTR for the treatment of transthyretin-mediated amyloidosis (ATTR), ALN-APC for the treatment of hemophilia, ALN-PCS for the treatment of severe hypercholesterolemia, ALN-HPN for the treatment of refractory anemia, and ALN-TMP for the treatment of hemoglobinopathies. Alnylam intends to focus on developing and commercializing certain programs from this product strategy itself in the United States and potentially certain other countries; the company will seek development and commercial partners for other core programs both in the United States and in other global territories.

About Alnylam Pharmaceuticals

Alnylam is a biopharmaceutical company developing novel therapeutics based on RNA interference, or RNAi. The company is leading the translation of RNAi as a new class of innovative medicines with a core focus on RNAi therapeutics for the treatment of genetically defined diseases, including ALN-TTR for the treatment of transthyretin-mediated amyloidosis (ATTR), ALN-PCS for the treatment of severe hypercholesterolemia, ALN-HPN for the treatment of refractory anemia, ALN-APC for the treatment of hemophilia, and ALN-TMP for the treatment of hemoglobinopathies. As part of its “Alnylam 5x15TM” strategy, the company expects to have five RNAi therapeutic products for genetically defined diseases in clinical development, including programs in advanced stages, on its own or with a partner by the end of 2015. Alnylam has additional partner-based programs in clinical or development stages, including ALN-RSV01 for the treatment of respiratory syncytial virus (RSV) infection, ALN-VSP for the treatment of liver cancers, and ALN-HTT for the treatment of Huntington’s disease. The company’s leadership position on RNAi therapeutics and intellectual property have enabled it to form major alliances with leading companies including Merck, Medtronic, Novartis, Biogen Idec, Roche, Takeda, Kyowa Hakko Kirin, and Cubist. In addition, Alnylam and Isis co-founded Regulus Therapeutics Inc., a company focused on discovery, development, and commercialization of microRNA therapeutics; Regulus has formed partnerships with GlaxoSmithKline and Sanofi. Alnylam has also formed Alnylam Biotherapeutics, a division of the company focused on the development of RNAi technologies for applications in biologics manufacturing, including recombinant proteins and monoclonal antibodies. Alnylam’s VaxiRNA™ platform applies RNAi technology to improve the manufacturing processes for vaccines; GlaxoSmithKline is a collaborator in this effort. Alnylam scientists and collaborators have published their research on RNAi therapeutics in over 100 peer-reviewed papers, including many in the world’s top scientific journals such as Nature, Nature Medicine, Nature Biotechnology, and Cell. Founded in 2002, Alnylam maintains headquarters in Cambridge, Massachusetts. For more information, please visit www.alnylam.com.

Alnylam Forward-Looking Statements

Various statements in this release concerning Alnylam’s future expectations, plans and prospects, including without limitation, Alnylam’s expectations regarding its “Alnylam 5x15” product strategy, Alnylam’s views with respect to the potential for RNAi therapeutics, including ALN-TTR02 and ALN-TTRsc, ALN-APC, ALN-PCS, ALN-HPN, ALN-TMP, ALN-VSP, ALN-RSV01 and ALN-HTT, its expectations with respect to the timing and success of its clinical and pre-clinical trials, the expected timing of regulatory filings, including its plan to file IND or IND equivalent applications and initiate clinical trials for ALN-TTR02, ALN-TTRsc, ALN-APC and ALN-HTT, its expectations regarding reporting data from its ongoing and planned clinical studies, including its studies for ALN-TTR01, ALN-TTR02, ALN-TTRsc, ALN-APC, ALN-PCS and ALN-RSV, its plans to seeks collaborations for its ALN-PCS, ALN-HPN, ALN-TMP and ALN-VSP programs, as well as other research programs and technologies, and its expected cash position as of December 31, 2011, constitute forward-looking statements for the purposes of the safe harbor provisions under The Private Securities Litigation Reform Act of 1995. Actual results may differ materially from those indicated by these forward-looking statements as a result of various important factors, including, without limitation, Alnylam’s ability to discover and develop novel drug candidates and delivery approaches, successfully demonstrate the efficacy and safety of its drug candidates, the pre-clinical and clinical results for its product candidates, which may not support further development of product candidates, actions of regulatory agencies, which may affect the initiation, timing and progress of clinical trials, obtaining, maintaining and protecting intellectual property, Alnylam’s ability to enforce its patents against infringers and defend its patent portfolio against challenges from third parties, obtaining regulatory approval for products, competition from others using technology similar to Alnylam’s and others developing products for similar uses, Alnylam’s ability to obtain additional funding to support its business activities and establish and maintain strategic business alliances and new business initiatives, Alnylam’s dependence on third parties for development, manufacture, marketing, sales and distribution of products, the successful defense of litigation, and Alnylam’s short operating history, as well as those risks more fully discussed in the “Risk Factors” section of its most recent quarterly report on Form 10-Q on file with the Securities and Exchange Commission. In addition, any forward-looking statements represent Alnylam’s views only as of today and should not be relied upon as representing its views as of any subsequent date. Alnylam does not assume any obligation to update any forward-looking statements.